Exhibit 23.4

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 2, 2021 relating to the financial statements of CPPIB Crestone Peak Resources America Inc. from, and appearing in, Registration Statement No. 333-257882 on Form S-4 of Civitas Resources, Inc. (f/k/a Bonanza Creek Energy, Inc.) filed on July 14, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado

March 21, 2022